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EXHIBIT 23.2

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Graphic Packaging International, Inc. of our report dated February 11, 2003, except for Notes 17 and 18 as to which the date is June 13, 2003 relating to the financial statements and financial statement schedule of Graphic Packaging International Corporation, which appears in the Registration Statement on Form S-4 (File No. 333-104928), as amended of Graphic Packaging Corporation (formerly Riverwood Holding, Inc.).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
November 17, 2003

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  EXHIBIT 23.2
Consent of Independent Accountants